Exhibit 10.46
KLA-Tencor Corporation
2004 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
FOR U.S. EMPLOYEES

(WITH DIVIDEND EQUIVALENTS)

1.    Grant. The Company hereby grants to the Employee named in the Restricted Stock Unit Award Notification an award of Restricted Stock Units (“RSUs”), as set forth in the Restricted Stock Unit Award Notification and subject to the terms and conditions in this Agreement and the Company’s 2004 Equity Incentive Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Agreement.

2.    Company's Obligation. Each RSU represents the right to receive one Share on the vesting date of that unit. Unless and until the RSUs vest, the Employee will have no right to receive Shares under such RSUs. Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.    Vesting Schedule. The Employee will vest in the RSUs awarded by this Agreement according to the vesting schedule specified in the Restricted Stock Unit Award Notification. Accordingly, such vesting may be tied to the attainment of established performance goals and/or the completion of a specified period of Service Provider status.
4.    Forfeiture upon Termination as Service Provider. Notwithstanding any contrary provision of this Agreement or the Restricted Stock Unit Award Notification, if the Employee terminates service as a Service Provider for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company and without any payment (in cash or otherwise) due the Employee.
5.    Payment after Vesting. Any RSUs that vest in accordance with paragraph 3 will be paid to the Employee (or in the event of the Employee's death, to his or her estate or designated beneficiaries) in Shares on the applicable vesting date or as soon as practicable thereafter, subject to the Company’s collection of applicable withholding taxes pursuant to paragraph 8. For each RSU that vests, the Employee will receive one Share. In no event will any Shares be issued later than the later of (i) the close of the calendar year in which the Shares vest in accordance with the provisions of this Agreement or (ii) the fifteenth (15th) day of the third (3rd) calendar month following such vesting date.
6.    Payments after Death. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate or the designated beneficiary or beneficiaries of the RSUs. Any such administrator, executor or beneficiary must furnish the Company with (a) written notice of his or her status as such and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer. The Employee may make a beneficiary designation with respect to the RSUs by filing the appropriate form with the Administrator or its designate

7.    Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether made in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, then equitable adjustments shall be made by the Administrator to the total number and/or class of securities issuable pursuant to this Award. Such adjustments shall be made in such manner as the Administrator deems appropriate in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
8.    Withholding of Taxes. Regardless of any action the Company and/or the Subsidiary employing or retaining the Employee (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related items related to the Employee’s participation in the Plan and legally applicable to the Employee or deemed by the Company or the Employer to be an appropriate charge to the Employee even if technically due by the Company or the Employer (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Employee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Employee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the RSUs, the vesting of the RSUs, the delivery of Shares, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends or dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Employee’s liability for Tax-Related Items or to achieve any particular tax result. Further, if the Employee becomes subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable event, the Company will withhold a portion of the vested RSUs that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items. The number of Shares withheld pursuant to the prior sentence will be rounded up to the nearest whole Share, with no cash payment due the Employee for the value of any Share withheld in excess of the Tax-Related Items as a result of such rounding. If the date of the relevant taxable event (e.g., the date upon which the RSUs vest, in whole or in part) occurs on a day on which the established stock exchange on which the Company’s Common Stock is traded (including without limitation the NASDAQ Global Select Market or the NASDAQ Global Market) is not open for trading, the Fair Market Value for purposes of calculating the portion of the vested RSUs to be withheld pursuant to this paragraph 8 (i.e., the deemed Fair Market Value of the Company’s Common Stock on the date of such taxable event) shall be equal to the closing sales price for the Company’s Common Stock as quoted on such stock exchange on the market trading day immediately prior to such taxable event. Alternatively, the Company, in its sole discretion, may require or otherwise permit the Employee to make alternate arrangements satisfactory to the Company for such Tax-Related Items. In addition, the Company and/or the Employer has the right to satisfy any Tax-Related Items that the Company determines cannot be satisfied through the withholding of otherwise deliverable Shares by one or a combination of the following: (i) retaining without notice from salary or other amounts payable to the Employee, cash having a sufficient value to satisfy any Tax-Related Items; or (ii) arranging for the sale of Shares otherwise deliverable to the Employee (on the Employee’s behalf and at the Employee’s direction pursuant to this authorization).
To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, the Employee shall be deemed, for tax purposes, to have been issued the full number of Shares subject to the vested portion of the Award, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Award. By accepting this RSU award, the Employee expressly consents to the withholding or sale of Shares and to any additional cash withholding as provided for in this paragraph 8. Notwithstanding any contrary provision of this Agreement, no Shares will be issued unless and until satisfactory arrangements (as determined by the Company) have been made by the Employee with respect to the payment of any Tax-Related Items.
9.    Rights as Stockholder. Subject to paragraph 10, neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares are issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or Employee’s broker.
10.    Dividend Equivalents. As of the date of any payment of a cash dividend on the Shares, the Employee will receive credits equal to the amount of the cash dividends payable on such date with respect to the number of Shares represented by the then-outstanding and unvested RSUs. Such credits shall be subject to the same terms and conditions that apply to the RSUs (including vesting conditions), such that no payment shall be made to the Employee unless and until the corresponding RSUs have vested in accordance with paragraph 3. Such credits shall be settled in cash on the applicable vesting date or as soon as practicable thereafter, subject to the Company’s collection of applicable withholding taxes pursuant to paragraph 8. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 18 of the Plan, appropriate adjustments shall be made to the RSUs so that they represent the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Employee would be entitled by reason of the Shares issuable upon settlement of the RSUs, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the RSUs.
11.    No Effect on Employment. To the full extent permitted under applicable law, the Employee's employment or other Service Provider status with the Company and its Subsidiaries is on an at‑will basis only. Accordingly, the terms of the Employee's employment or other Service Provider status with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing or retaining the Employee (as the case may be), and the Company or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment or service relationship of the Employee at any time for any reason whatsoever, with or without good cause or notice, in each case subject to compliance with applicable employment or other laws.
12.    Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at One Technology Drive, Milpitas, California 95035, Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing or electronically.
13.    Grant is Not Transferable. Except to the limited extent provided in paragraph 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
14.    Restrictions on Sale of Securities. Subject to the provisions of paragraph 16, the Company shall use its best efforts to assure that the Shares issued in payment of the vested RSUs are registered under the U.S. federal securities laws or qualify for any available exemption from such registration and are accordingly freely tradable. However, any sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.
15.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
16.    Additional Conditions to Issuance of Stock. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any U.S. state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Employee (or his or her estate or beneficiary), such issuance will not occur unless and until such listing, registration, qualification, consent or approval have been effected or obtained, free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such U.S. state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. In no event, however, shall any Shares be issued in contravention of applicable U.S. federal and state securities laws or other regulatory requirements.
17.    Plan Governs. This Agreement and the Restricted Stock Unit Award Notification are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Restricted Stock Unit Award Notification and one or more provisions of the Plan, the provisions of the Plan will govern.
18.    Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
19.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
20.    Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
21.    Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to amend this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Employee, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this RSU award.

22.    Amendment, Suspension or Termination of the Plan. By accepting this RSU award, the Employee expressly warrants that he or she has received a right to purchase stock under the Plan (provided the vesting conditions are satisfied), and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.
23.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan or future RSUs that may be awarded under the Plan by electronic means or request the Employee’s consent to participate in the Plan by electronic means. By accepting this RSU award, the Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
24.    Notice of Governing Law and Venue. This RSU award shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.
For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this RSU award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this RSU award is made and/or to be performed.

25.    Acknowledgement of Nature of Plan and Award. In accepting the Award, the Employee acknowledges that:

(a)	the Plan is established voluntarily by the Company;

(b)
the Award is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs, even if RSUs have been awarded repeatedly in the past;

(c)	all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d)	the Employee’s participation in the Plan is voluntary;

(e)
the Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and which is outside the scope of the Employee’s employment or Service Provider contract, if any;

(f)
the Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;

(g)	the Award and the Shares subject to the Award are not intended to replace any pension rights or compensation;

(h)
in the event that the Employee is not an Employee of the Company or any Subsidiary, the Award and his or her participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary;

(i)	the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(j)
in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or from any diminution in value of the RSUs or Shares acquired upon vesting of the RSUs resulting from termination of the Employee’s employment or Service Provider status by the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws) and the Employee irrevocably releases the Company and any Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the Award, the Employee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

(k)
in the event of termination of his or her employment (whether or not in breach of local labor laws), the Employee’s right to receive RSUs and vest in the RSUs under the Plan, if any, will terminate effective as of the date that he or she is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of the Award;

(l)
the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan or his or her acquisition or sale of the underlying Shares; and

(m)	the Employee is hereby advised to consult with his or her personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.